News Release For Immediate Release	For More Information: INVESTORS Darin McAreavey, Stellent, Inc. (952)903-2049 darin.mcareavey@stellent.com

Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
jim@summitirgroup.com

MEDIA

Amanda Kohls

Haberman & Associates, Inc.

(612) 338-3900

amanda@habermaninc.com

STELLENT REPORTS FIRST QUARTER FISCAL 2007 FINANCIAL RESULTS

Year-over-year revenue grows 13 percent and operating margin percentage doubles

EDEN PRAIRIE, MN, Aug. 3, 2006 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today financial results for the first quarter of fiscal 2007 ended June 30, 2006.

First quarter fiscal 2007 revenues were $32.3 million, an increase of 13% over the $28.6 million reported for the same period last year.

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the quarter ended June 30, 2006 increased approximately 91% year-over-year to $2.1 million, or $0.07 per share on a basic and diluted share basis, compared with net income of $1.1 million, or $0.04 per share on a basic and diluted share basis, for the quarter ended June 30, 2005.

Included in Stellent’s first quarter fiscal 2007 GAAP net income are non-cash, pre-tax expenses totaling $1.5 million. The expenses consist of $1.1 million in stock-based compensation due to Stellent’s adoption of FAS 123R at the beginning of this fiscal year, and $0.4 million for amortization of capitalized software, acquired intangible assets and other.

“We are pleased with the solid start to our fiscal 2007 as we delivered a strong financial performance, reaching the high end of our earnings guidance during what is traditionally our most challenging quarter,” said Robert Olson, president and chief executive officer for Stellent. “We generated solid year-over-year revenue growth, with total first quarter revenues increasing 13 percent to $32.3 million. We also doubled our operating margin percentage over the first quarter of last year and again produced positive cash flow from operations. In fact, our cash and marketable securities position increased by $2.3 million since March 31, 2006 to $84.0 million, even after the effects of our Bitform acquisition and quarterly cash dividend payment.

“We signed 179 deals with new and existing customers during the quarter, demonstrating the continued widespread adoption of our products. New and expanded Stellent® Universal Content Management™ customers include American Chemical Society, Cargill, Omaha Public Power District, Samsung Electronics, American Society for Quality, American Express Incentive Services, City of St. Albert, University of Oklahoma, Health Insurance Plan of New York, Government of Ontario, Health Administration Services, Network Appliance, Dallas Museum of Art, Donaldson Co., Rexam, State of Minnesota, Yipes, Caremark, University of Kansas Medical Center, Los Angeles Times Communication, State of Alaska DMVA, Los Angeles County, San Mateo County and ThyssenKrupp. Additionally, momentum from our partners remained strong as they influenced several substantial transactions during the first quarter.

“Our Content Components Division also turned in a strong performance during the first quarter, signing or renewing contracts with organizations such as Nuance Communications, Inc., AXS-One Inc., SAP AG, Iron Mountain Information Management, Inc. and Merrill Communications LLC.

“This quarter’s solid performance lays a foundation we can build upon to achieve the objectives we set forth for the year. We will continue to focus on growing revenue and earnings, and increasing our leadership position in the enterprise content management (ECM) industry. We also are committed to gaining market share in the governance, risk and compliance (GRC), and enterprise records and retention management arenas. And lastly, we will work to maintain our market leadership position in content filtering and conversion.

“Yesterday, we announced Stellent acquired two content security companies whose leading-edge technologies will help support the goals outlined above by augmenting all areas of our business — from our full line of ECM, compliance and records management solutions to our already sizable original equipment manufacturer (OEM) channel. By adding SealedMedia’s enterprise digital rights management solutions and Bitform’s content cleansing technologies to our technology portfolio, we will enable customers to better secure and control content both inside and outside of the enterprise. As a content management and compliance software provider, it is a logical extension for us to help our customers better minimize content risk and maximize content security. We believe these acquisitions will help us further penetrate this large and growing market.”

Other Recent Highlights

Customers

•	4,762 customers — comprised of 4,201 end-user content management, viewing and conversion customers, and 561 OEM customers — have selected Stellent solutions to power their content-centric business applications.

•	Managing Automation honored Stellent customer Donaldson Co., Inc., a leading worldwide provider of filtration systems and replacement parts, with a “2006 Progressive Manufacturing Award” for its Stellent Universal Content Management-based Web content management implementation.

•	Integrated Solutions magazine and Questex Media’s AIIMexpo 2006 awarded Stellent customer Land O’Lakes, Inc., a national, farmer-owned food and agricultural cooperative, an “I3 Award” for its enterprise-wide Stellent Universal Content Management implementation. The I3 Awards recognize end-user organizations that have implemented outstanding document and content management technology solutions that are especially Innovative, Integrated and Inspirational (I3).

•	Stellent announced Clariant, a global leader in the field of specialty chemicals, is implementing Stellent Universal Content Management to support its enterprise-wide content management initiatives.

Corporate news

•	Stellent appointed Darin McAreavey, Stellent’s corporate controller since 2004, to the position of chief financial officer, effective June 5, 2006.

•	The editors of Intelligent Enterprise magazine named Stellent a “Company to Watch” in 2006 as part of the publication’s Eighth Annual Editors’ Choice Awards. Stellent was honored in the Information Management category for “embracing new forms of content,” and enabling its customers to integrate blogs, wikis and really simple syndication (RSS) feeds with Web directories, its Universal Content Management platform and its records management applications. This is the second consecutive year Stellent has been cited in the Intelligent Enterprise Editors’ Choice Awards program.

•	START-IT magazine named Stellent to the publication’s 2006 list of the top 125 companies providing technology solutions to the manufacturing industry.

•	Network World magazine named Stellent one of North America’s largest publicly traded network solution providers as part of the publication’s annual “Network World 200.” The Network World 200 ranks companies based on revenue, profits, earnings per employee and other measures.

•	Stellent announced in June its board of directors declared a quarterly cash dividend of $0.03 per share, representing $0.12 per share on an annual basis.

•	Stellent announced in April William Binch, an independent director, joined its board of directors.

Products

•	Stellent released in May a new version of its award-winning multi-site management application Stellent Site Studio™, which empowers Web site managers with in-context site assembly and organization capabilities; incorporates usage analytics; and offers enhanced search flexibility.

•	Stellent announced in April the release of version 7.6 of the Stellent Sarbanes-Oxley Solution, offering new capabilities to further expedite financial compliance initiatives across the global enterprise.

•	Stellent announced in May it integrated FAST™ InStream™, the OEM enterprise search solution from Fast Search & Transfer (FAST), with Stellent Universal Content Management to provide Stellent customers with another enterprise-class search and retrieval platform.

•	ECM Connection named Stellent a recipient of an “Industry ACE Award” in the Compliance category. The Industry ACE Awards were presented at the annual AIIM Conference and Exposition, the world’s largest and most important event for the enterprise content and information management industry, held in May in Philadelphia.

Conference call

Stellent will host a conference call and Webcast for investors on Thursday, Aug. 3, 2006 at 4:00 p.m. Central Time. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976. Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent Universal Content Management, customers can easily deploy multiple line-of-business applications — such as public Web sites, secure intranets and extranets, compliance processes, and marketing brand management — and also scale the technology to support multi-site management and enterprise-wide content management needs.

More than 4,500 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risk and uncertainties that may cause Stellent’s actual results to differ materially, including, without limitation, risks of integration of the businesses of SealedMedia and Bitform with the business of Stellent, risks of adverse reactions of customers of SealedMedia or Bitform to the transaction, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the enterprise content management and unstructured information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2006. Stellent disclaims any intent or obligation to update these forward-looking statements.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Revenues:
Product licenses	$14,353	$13,728
Services	7,679	5,160
Post contract support	10,310	9,673

Total revenues	32,342	28,561

Cost of revenues:
Product licenses	828	1,160
Services	6,903	5,025
Post contract support	1,725	1,850
Amortization of capitalized software from acquisitions	307	416

Total cost of revenues	9,763	8,451

Gross profit	22,579	20,110

Operating expenses:
Sales and marketing	12,358	11,436
General and administrative	3,196	3,170
Research and development	5,518	4,656
Amortization of acquired intangible assets and unearned compensation	93	164
Restructuring charges	—	17

Total operating expenses	21,165	19,443

Income from operations	1,414	667
Other:
Interest income, net	749	415

Net income before income taxes	2,163	1,082
Provision for income taxes	63	—

Net income	$2,100	$1,082

Net income per common share
Basic	$0.07	$0.04
Diluted	$0.07	$0.04
Weighted average common shares outstanding
Basic	29,524	27,546
Diluted	31,154	28,487

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	March 31,
	2006	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$69,730	$64,641
Accounts receivable, net	29,878	31,320
Prepaid royalties, current portion	962	941
Prepaid expenses and other current assets	4,464	4,512

Total current assets	105,034	101,414
Long-term marketable securities	14,295	17,112
Property and equipment, net	7,526	7,822
Prepaid royalties, net of current portion	779	923
Goodwill	75,154	74,409
Other intangible assets, net	3,950	4,003
Other	641	866

Total assets	$207,379	$206,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,048	$3,072
Deferred revenue, current portion	20,723	20,143
Commissions payable	2,738	3,839
Accrued expenses and other	6,184	7,442
Current portion of obligations under capital leases	332	473

Total current liabilities	32,025	34,969
Deferred revenue, net of current portion	991	1,079
Deferred rent, net of current portion	1,211	1,264
Obligations under capital leases, net of current portion	233	281

Total liabilities	34,460	37,593
Shareholders’ equity
Common stock	296	294
Additional paid-in capital	256,764	254,381
Unearned compensation	—	(123)
Accumulated deficit	(84,581)	(85,793)
Accumulated other comprehensive income	440	197
Total shareholders’ equity	172,919	168,956

Total liabilities and shareholders’ equity	$207,379	$206,549